EXHIBIT 10.28



                                      LEASE

         THIS LEASE is made as of June 30, 1992 between HEALTH AND REHABILITATION PROPERTIES TRUST, a Maryland real estate investment trust
("Landlord"), having its principal office at 400 Centre Street, Newton, Massachusetts 02158, and CGI HEALTH CARE CENTERS, INC., a Delaware corporation, ("Tenant"), having its principal office at 300 Corporate Pointe, Suite 300, Culver City, California 90230, with reference to the following facts:

         A. Landlord and Samaritan Senior Services of South Dakota, Inc., a South Dakota corporation ("Samaritan"), have entered into an Acquisition
Agreement, dated as of May 29, 1992 (as the same may be amended, modified or supplemented from time to time, the "Acquisition Agreement"), pursuant to which Landlord has agreed to acquire from Samaritan and simultaneously to lease to Tenant certain parcels of real property and improvements (together the "Collective Leased Properties", individually, a "Leased Property") each for use and operation as a licensed nursing home or other facility offering other related health care products and services.

         B. The transaction contemplated in the foregoing recital provides that each Leased Property will be leased pursuant to a lease which shall incorporate a Master Lease Document dated as of June 30, 1992 between Landlord and Tenant (as the same may be amended, modified or supplemented from time to time, the "Master Lease Document"). This Lease is a Lease referred to in the Master Lease Document.

         In consideration of the foregoing, the parties agree:

         1. Incorporation of Master Lease Document. The Master Lease Document is hereby incorporated herein in its entirety as though each and every part thereof were set forth in full herein.

         2. Description of Leased Property. The Leased Property demised pursuant to Article 2 of the Master Lease Document is that property located at the following street address:

                  15th & Michigan                    1251 Arizona SW
                  Huron, SD  57350                   Huron, SD  57350

         The Land referred to in the Master Lease Document is more particularly described in Schedule A hereto.

         3.  Purchase  Price.   Landlord  purchased  the  Leased  Property  from
Samaritan for the sum of Four Million Two Hundred Eighty Four Thousand Dollars ($4,284,000.00) (the "Purchase Price").

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                                      -2-

         4. Fixed Term. The Fixed Term of this Lease is fourteen (14) years, commencing on July 1, 1992 (the "Commencement Date,") and ending on June 30, 2006.

         5. Extended Term. Subject to the provisions of Section 2.4 of the Master Lease Document, Tenant is hereby granted the right to renew the Lease for two consecutive optional renewal terms ("Extended Term(s)") as follows: (i) the "First Extended Term" is for ten (10) years and six (6) months, ending on December 31, 2016, and (ii) the "Second Extended Term" is for ten (10) years and six (6) months, ending on June 30, 2027.

         6. Rental. The initial Minimum Rent payable pursuant to Section 3.1.1(a) of the Master Lease Document during years (i) one and two of the Fixed Term is the annual sum of Four Hundred Ninety Two Thousand Six Hundred Sixty Dollars ($492,660.00) payable in equal monthly installments of Forty One Thousand Fifty Five Dollars ($41,055.00), (ii) three through five of the Fixed Term is the annual sum of Five Hundred Fourteen Thousand Eighty Dollars ($514,080.00) payable in equal monthly installments of Forty Two Thousand Eight Hundred Forty Dollars ($42,840.00), and (iii) thereafter, at the rental provide for in Section 3.1.1(c) of the Master Lease Document. The Minimum Rent for the Extended Terms shall be at the rental provided for in Section 3.1.1(b) of the Master Lease Document. During the Term, Minimum Rent shall be subject to adjustment as provided in Section 3.1.1(c) of the Master Lease Document. Landlord will credit against installments of Minimum Rent the amounts determined in accordance with Section 3.1.1(d) of the Master Lease Document. Tenant shall also pay Additional Rent pursuant to Section 3.1.2 of the Master Lease Document.

         7. NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING LANDLORD, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND REHABILITATION PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY. NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.


                           [Intentionally left blank.]



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                                       -3-

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                    LANDLORD:

                                    HEALTH AND REHABILITATION PROPERTIES
                                    TRUST, a Maryland real estate
                                    investment trust



                                    By:/s/ David J. Hegarty
                                       David J. Hegarty
                                       Its:  Treasurer

                                     TENANT:

                                     CGI HEALTH CARE CENTERS, INC.



                                     By:/s/ Evrett W. Benton
                                        Evrett W. Benton
                                        Its:  Executive Vice President

Property address:          15th & Michigan
                           Huron, SD  57350
                           and
                           1251 Arizona SW
                           Huron, SD  57350


                               Signature page for Lease
                               dated as of June 30, 1992

                                                                      SCHEDULE A

                               Description of Land

                               [Legal description]

                                 Omitted Exhibit
                                 ---------------


         The following exhibit to the Lease has been omitted:

Exhibit Letter          Exhibit Title
--------------          -------------

      A                 Description of Land

         The registrant agrees to furnish supplementally a copy of the foregoing omitted exhibit to the Securities and Exchange Commission upon request.

                            SCHEDULE TO EXHIBIT 10.28

         Pursuant to Instruction 2 to Item 601 of Regulation S-K, the following Leases, which are substantially identical in all material respects to the Lease filed herewith, are omitted. The following list sets forth the material differences in the leased premises, purchase price and annual rent.



                                                Annual              Annual
                                           Rent for Years 1    Rent for Years 3
   Leased Premises        Purchase Price        and 2              through 5
--------------------------------------------------------------------------------

    537 E. Fulton        $ 3,146,268.66       $361,820.90        $377,552.24
 Stockton, CA 95204

   3600 S. Norton        $  332,970.15        $382,946.57        $399,596.42
Sioux Falls, SD 57105